Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Florida Quality Income Municipal Fund
33-42086
811-6382

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

 <c>Common and MuniPreferred
shares voting
together as a
class
 <c> MuniPreferred
shares voting
 together as a
 class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
             6,857,348
                    1,180
   Against
                924,687
                       107
   Abstain
                156,486
                         25
   Broker Non-Votes
             1,996,491
                    2,770
      Total
             9,935,012
                    4,082



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
             6,898,223
                    1,175
   Against
                867,389
                       114
   Abstain
                172,909
                         23
   Broker Non-Votes
             1,996,491
                    2,770
      Total
             9,935,012
                    4,082



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
             6,818,191
                    1,199
   Against
                945,777
                         82
   Abstain
                174,553
                         31
   Broker Non-Votes
             1,996,491
                    2,770
      Total
             9,935,012
                    4,082



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
             6,704,096
                    1,164
   Against
             1,002,908
                       117
   Abstain
                231,517
                         31
   Broker Non-Votes
             1,996,491
                    2,770
      Total
             9,935,012
                    4,082



To approve the elimination of the
fundamental policy relating to commodities.



   For
             6,774,761
                    1,176
   Against
                970,903
                       103
   Abstain
                192,857
                         33
   Broker Non-Votes
             1,996,491
                    2,770
      Total
             9,935,012
                    4,082



To approve the new fundamental policy
relating to commodities.


   For
             6,729,432
                    1,176
   Against
                969,955
                       112
   Abstain
                239,134
                         24
   Broker Non-Votes
             1,996,491
                    2,770
      Total
             9,935,012
                    4,082



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012596.